CONSENTS OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 38 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated July 21, 1997, relating to the financial statements and financial highlights of The JPM Institutional U.S. Equity Fund, The JPM Institutional U.S. Small Company Fund and The Jpm institutional Disciplined Equity Fund and the financial statements and supplementary data of The U.S. Equity Portfolio, The U.S. Small Company Portfolio and The Disciplined Equity Portfolio appearing in the May 31, 1997 Annual Reports, which are also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
September 24, 1997